UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

HARMONIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

2590 Orchard Parkway

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 542-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of an Acquisition or Disposition of Assets

On June 16, 2026, Harmonic Inc. (the “Company”) completed the previously disclosed sale of its Video Business (the “Business”) pursuant to that certain Asset Purchase Agreement, dated March 20, 2026, (the “APA”) with Leone Media Inc. (d/b/a MediaKind) (the “Buyer”) for a purchase price of $145 million in cash (the “Acquisition”). The purchase price was subject to customary adjustments as set forth in the APA, including adjustments based on the net working capital of the Business, cash and indebtedness of the Business and the amount of specified selling expenses.

The APA includes certain representations, warranties and covenants, including an agreement of the Company not to compete with the Business for three years following the closing date of the Acquisition and indemnification provisions pursuant to which the Company and the Buyer agreed to indemnify each other for certain losses arising under the APA.

The above description of the APA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the APA, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2026. Such exhibit is incorporated herein by reference.

Attached as Exhibit 99.1 to this Current Report, and incorporated herein by this reference, is a copy of the Company’s press release dated June 16, 2026, announcing the completion of the Acquisition.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

The Company announced today that Neven Haltmayer has resigned from his position of Senior Vice President and General Manager, Video Business, of the Company, effective June 16, 2026, in connection with the closing of the Acquisition. Mr. Haltmayer is retiring after 20 years of service at the Company.

Item 9.01	Pro forma financial information

(b) Pro forma financial information

The Company has omitted the inclusion of any pro forma financial information herein with respect to the sale of the Business as it has previously reported the results of the disposed Business as discontinued operations and reported the assets and liabilities of the Business as held for sale for all historical periods beginning with its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 24, 2026.

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated March 20, 2026, by and between Harmonic Inc. and Leone Media Inc.*
99.1	Press release issued on June 16, 2026 by and between Harmonic Inc. and Leone Media Inc.
104	Cover Page Interactive Data File(embedded within the Inline XBRL document)

* Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	HARMONIC INC.

	By:	/s/ Walter Jankovic
Walter Jankovic
Chief Financial Officer